UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2009

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-135006) filed by Wells Fargo & Company (“Wells Fargo”) with the Securities and Exchange Commission (the “Commission”). In connection with the remarketing of $2,843,545,986.35 aggregate accreted principal amount of Floating Rate Convertible Senior Debentures due 2033 (the “Debentures”), Wells Fargo hereby files with the Commission: (i) the Remarketing Agreement among Wells Fargo, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., dated March 17, 2009 and (ii) the consent of Faegre & Benson LLP, Wells Fargo’s special tax counsel, to the use of its name under the caption “Material United States Federal Income Tax Considerations” in the remarketing prospectus supplement related to the remarketing of the Debentures.

(d)	Exhibit

4.1	Remarketing Agreement among Wells Fargo, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., dated March 17, 2009.

23.1	Consent of Faegre & Benson LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 6, 2009.

WELLS FARGO & COMPANY

By	/s/ Richard D. Levy
Richard D. Levy
Executive Vice President and Controller

Index to Exhibits

Exhibit No.	Description	Method of Filing

4.1	Remarketing Agreement among Wells Fargo, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., dated March 17, 2009.	Electronic Transmission

23.1	Consent of Faegre & Benson LLP.	Electronic Transmission